               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
                 Series 1997-A1 and 1997-A2

             Statement To Certificateholders

Distribution Date:  January 15, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                          323,704,305.92
TOTAL PRINCIPAL:                                           5,968,154.13
PREPAYMENTS:                                               5,104,716.39
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            3,185,999.58

LOAN GROUP 2 PRINCIPAL BALANCE:                          154,425,510.02
TOTAL PRINCIPAL:                                           4,428,921.90
PREPAYMENTS:                                               4,181,706.99
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            1,367,509.74


SUBSTITUTION AMOUNTS GROUP 1:                                      0.00
LOAN PURCHASE PRICES GROUP 1:                                      0.00

SUBSTITUTION AMOUNTS GROUP 2:                                      0.00
LOAN PURCHASE PRICES GROUP 2:                                      0.00

RESERVE ACCOUNT BALANCE:                                  28,555,989.03

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                    34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                  0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                           93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00

                                             TOTAL           TOTAL
                                             ACCRUED         DUE
                                             ----------      ----------
SERVICING FEES GROUP 1:                      137,363.52      103,952.43
SERVICING FEES GROUP 2:                       66,189.35       53,755.67

GUARANTEE FEES DUE GROUP 1:                                  879,576.39
GUARANTEE FEES DUE GROUP 2:                                  208,394.01

WEIGHTED AVERAGE COUPON RATE GROUP 1                           11.5970%
WEIGHTED AVERAGE COUPON RATE GROUP 2                           10.3303%

WEIGHTED AVERAGE REMAINING TERM GROUP 1                             232
WEIGHTED AVERAGE REMAINING TERM GROUP 2                             329

                         Page 10
                         (c) COPYRIGHT 1998 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To Certificateholders



Distribution Date:  January 15, 1998

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         6.2250%

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         6.3250%

-----------------------------------------------------------------------------------


DELINQUENT AND                                                              LOANS
FORECLOSURE LOAN             30 TO 59        60 TO 89       90 AND OVER     IN
INFORMATION                  DAYS            DAYS           DAYS            FORE-
                                                                            CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1  12,401,704.52   4,614,950.71   16,059,738.98     0.00
NUMBER OF LOANS                        288            103             298        0

PRINCIPAL BALANCE - GROUP 2   3,959,230.01   1,492,573.49    5,629,449.39     0.00
NUMBER OF LOANS                         64             26              79        0

AGGREGATE PRINCIPAL BALANCE  16,360,934.53   6,107,524.20   21,689,188.37     0.00
AGGREGATE NUMBER OF LOANS              352            129             377        0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                           98

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                        4,946,001.38

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                           19

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                        1,318,422.86

REO LOANS - GROUP 1:                                                5
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                  199,528.66

REO LOANS - GROUP 2:                                                4
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                  318,304.28

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                        0.00
REO PROCEEDS:                                                    0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                                   (c) COPYRIGHT 1998 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders


--------------------------------------------------------------------
Distribution Date:  January 15, 1998
--------------------------------------------------------------------

CLASS A-1 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-2 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-3 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-4 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-5 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-6 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-7 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-8 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00
CLASS A-9 INTEREST CARRY-FORWARD AMOUNT - NEXT MONTH         0.00


GROUP ONE PRINCIPAL CARRY FORWARD AMOUNT - NEXT MONTH        0.00
GROUP TWO PRINCIPAL CARRY FORWARD AMOUNT - NEXT MONTH        0.00

GROUP ONE INTEREST SHORTFALL - CURRENT MONTH                 0.00
GROUP TWO INTEREST SHORTFALL - CURRENT MONTH                 0.00

GROUP ONE PRINCIPAL SHORTFALL - CURRENT MONTH                0.00
GROUP TWO PRINCIPAL SHORTFALL - CURRENT MONTH                0.00
                              PAGE 12

                               (c) COPYRIGHT 1998 Bankers Trust Company